UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure.

On April 23, 2007, Service Corporation International (SCI) issued a press release announcing the closing of its previously announced cash tender offers. The tender offers expired at 12:00 midnight, New York City time, on Friday, April 20, 2007. Previously, on April 9, 2007, the Company accepted approximately $149.1 million aggregate principal amount of its 6.50% Notes and approximately $173.8 million aggregate principal amount of its 7.70% Notes in connection with the termination of the early participation period. In connection with the closing of the tender offers, $699,000 aggregate principal amount of its 6.50% Notes (of a total outstanding principal amount of $45.9 million) were tendered and $55,000 aggregate principal amount of its 7.70% Notes (of a total outstanding principal amount of $28.8 million) were tendered. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities of SCI.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE CORPORATION INTERNATIONAL

Dated: April 24, 2007	By:	/s/ James M. Shelger
Name: James M. Shelger
Title: Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press release dated April 23, 2007.